Exhibit 5.1

December 4, 2019
Tufin Software Technologies Ltd.
5 HaShalom Road, ToHa Tower
Tel Aviv 6789205
Israel
Ladies and Gentlemen:
We have acted as Israeli counsel to Tufin Software Technologies Ltd. (the “Company”), an Israeli company, in connection with the filing by the Company of a registration statement on Form F-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) the offering and sale by certain shareholders of an additional 779,882 Ordinary Shares (the “Ordinary Shares”), NIS 0.015 par value per share, of the Company (the “Offering Additional Shares”) and (ii) the potential offering and sale of up to an additional 116,982 Ordinary Shares that are subject to an option granted by the Company to the underwriters of the offering to purchase additional shares (collectively with the Offering Additional Shares, the “Offered Securities”). The Offered Securities are registered by the Company in connection with the underwritten public offering of the Company (the “Offering”). The Registration Statement incorporates by reference the registration statement on Form F-1 (File No. 333-235325), which was declared effective on December 4, 2019 (the “Prior Registration Statement”).
In connection with this opinion, we have examined and relied upon (i) the Prior Registration Statement and the Registration Statement to which this opinion is filed as an exhibit, (ii) the Company’s Amended and Restated Articles of Association, (iii) resolutions of the Company's board of directors provided to us by the Company, (iv) the form of underwriting agreement by and among the Company and J.P. Morgan Securities LLC, Barclays Capital Inc. and Jefferies LLC on behalf of themselves and as representatives of the several underwriters listed in Schedule 1 thereto (collectively, the “Underwriters”), and the Selling Shareholders listed in Schedule 2 thereto and (v) such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.
In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.
We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Offered Securities to be sold to the Underwriters as described in the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.

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